UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Casey’s General Stores, Inc. (“the Company”) and five individual directors or officers have entered into settlement agreements with plaintiffs in two purported collective and class actions pending in the United States District Court for the Southern District of Iowa (Kristina Jones, et al. v. Casey’s General Stores, Inc., Robert J. Myers, Ronald M. Lamb, Terry W. Handley, Robert C. Ford, and Julia L. Jackowski, individually (“Jones action”) and Connie Wineland, et al. v. Casey’s General Stores, Inc., Robert J. Myers, Ronald M. Lamb, Terry W. Handley, Robert C. Ford, and Julia L. Jackowski (“Wineland action”)). The two actions are brought by plaintiffs seeking to represent approximately 7,800 current and former assistant managers (Jones action) and approximately 76,000 current and former non-management-level store employees (Wineland action). The plaintiffs generally sought back wages, liquidated damages, penalties, attorneys’ fees and costs, and equitable relief pursuant to various federal and state wage and hour laws and related common law causes of action. (For more information on these proceedings, please see Note 6 to the consolidated condensed financial statements included in Part 1, Item 1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009). Under the settlement agreements, the Company has agreed to pay all putative plaintiffs and their counsel in both actions a total of $11.7 million (inclusive of attorneys fees’ and costs); the Company’s directors and officers insurance carrier has agreed to pay $3.0 million of that amount on behalf of all defendants. The Company also has agreed to pay up to $400,000 in related settlement administration expenses. In exchange, the Company will be released from the state law claims of all putative plaintiffs who do not opt-out of the settlement for any covered claims arising since May 7, 2005 in the Jones action and since January 10, 2006 in the Wineland action. In addition, any plaintiffs who previously opted in to the putative collective actions will be releasing FLSA claims arising since November 1, 2004 in the Jones action and since April 15, 2005 in the Wineland action. Pursuant to the settlement agreements, the Company expressly denies any and all liability to the plaintiffs.

The settlement agreements have been filed with the Court as attachments to the parties’ joint motions for approval of the settlements. A hearing on the joint motions has been scheduled for May 18, 2009. Following entry of an order on the motions, there will be a period for filing objections and a hearing for final approval to be set by the Court.

As a result of these settlements, the Company expects to incur a one-time charge of approximately $9.1 million in the fourth quarter of fiscal 2009, which will have an impact of approximately $0.12 on earnings per share from continuing operations.

A copy of the Company’s press release concerning the settlements is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: May 8, 2009	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
99.1	Press Release of Casey’s General Stores, Inc. dated May 8, 2009